UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) OCTOBER 29, 2008
Hanmi Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard Los Angeles California (Address of Principal Executive Offices)	90010 (Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200
Not applicable
(Former name of former address, if changed since last report)
     Check the appreciate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 29, 2008, the Board of Directors of Hanmi Financial Corporation (“Hanmi”) received notices that the following directors were retiring from service as a directors: Dr. Won Ro. Yoon, Ki Tae Hong, and Chang Kyu Park. The retirements are effective on 11:59 p.m. on November 5, 2008. Each of the directors has also indicated they are concurrently resigning from the Board of Directors of HFC’s wholly owned subsidiary, Hanmi Bank (the “Bank”). On October 29, 2008, Mr. Stuart Ahn also tendered his notice of retirement from the Hanmi Bank Board. None of the directors is retiring because of a disagreement with Hanmi’s operations, policies, or practices. In addition, a copy of the press release announcing the retirement of the above-mentioned directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
99.1	Press Release dated November 4, 2008, issued by Hanmi Financial Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2008	Hanmi Financial Corporation
	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer